UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01. Other Events.

Ratio of Earnings to Fixed Charges

The statement of the calculation of the ratio of earnings to fixed charges for each of the five years in the period ended December 31, 2005 and for the nine months ended September 30, 2006 is attached hereto as Exhibit 12 and is incorporated herein by reference.

Public Offering

On January 9, 2007, Iron Mountain Incorporated, (the “Company”) issued a press release announcing a proposed public offering of €175 million in aggregate principal amount of its 6-3/4% Euro Senior Subordinated Notes due 2018. A copy of the Company’s press release is attached hereto as Exhibits 99.1 and incorporated herein by reference.

Superseded 8-K

On January 9, 2007, the Company furnished the Securities and Exchange Commission, or the Commission, with a Current Report on Form 8-K/A (the “Amended Report”) that amended the Company’s Current Report on Form 8-K filed with the Commission on October 5, 2006 (the “Original Report”). The Amended Report corrects the item number inadvertently used in connection with the Original Report. The Original Report which was filed with the Commission is superseded and modified in its entirety by the Amended Report which was furnished to the Commission, and Item 8.01 in the Original Report is modified and replaced in its entirety by the insertion of “Item 7.01. Regulation FD Disclosure” in the Amended Report.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

12     Statement of the Calculation of Ratio of Earnings to Fixed Charges.
99.1  Press Release of Iron Mountain Incorporated dated January 9, 2007 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED (Registrant) By: /s/ Garry B. Watzke. Name: Garry B. Watzke Title: Senior Vice President and General Counsel

Date: January 9, 2007